UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 30, 2021

CLEANSPARK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 S. 1800 West, Suite 3

Woods Cross, Utah 84087

(Address of Principal Executive Offices)

(702) 941-8047

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously reported on a Current Report on Form 8-K filed by CleanSpark, Inc., a Nevada corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on August 11, 2020, an Annual Report on Form 10-K filed by the Company with the SEC on December 17, 2020, a Quarterly Report on Form 10-Q filed by the Company with the SEC on February 12, 2021 and elsewhere in certain SEC filings, on August 5, 2020, the Company filed a verified complaint (the “Complaint”) in the Supreme Court of the State of New York against an investor (“Investor”). Among other things, the Complaint seeks: declaratory relief against Investor in response to Investor’s claim that a Form 8-K filed by the Company in relation to a July 20, 2020 securities purchase agreement (the “July 2020 SPA”) needed pre-approval by Investor prior to filing, and injunctive relief in response to conversion notices sent by Investor claiming trigger events and defaults arising out of the failure to obtain the Form 8-K pre-approval. The case was subsequently removed to the United States District Court for the Southern District of New York, which then determined that the parties’ agreements required a JAMS arbitrator (the “Arbitrator”) sitting in the U.S. Virgin Islands to resolve the parties’ dispute over which of their agreements’ competing forum selection clauses was controlling, and that therefore the Court’s personal jurisdiction over Investor had not been established. While the New York action was pending, Investor filed a demand for arbitration with JAMS in the U.S. Virgin Islands, alleging breach of the Securities Purchase Agreement dated December 31, 2018, and the Purchase Agreement dated April 17, 2019 (the “Prior SPAs”) between Investor and the Company (the “Arbitration”) and seeking issuance of additional shares of the Company. The Company then filed a response to Investor’s claims, denying Investor’s claims and asserting counterclaims against Investor, and also filed for emergency injunctive relief in the Arbitration seeking, among other things, an order enjoining Investor from continuing to pursue certain remedies based on the allegations in the Arbitration between Investor and the Company. On September 21, 2020, the Arbitrator granted the Company’s motion for emergency interim relief in the Arbitration.

On April 30, 2021, the Arbitrator granted in part the Company’s motion for partial summary judgment and denied the Investor’s motion for partial summary judgment, and ordered the following:

(i)	the July 2020 SPA is a fully merged and integrated agreement and its publicity clause supersedes the publicity clauses of the Prior SPAs between Company and Investor with respect to securities filings relating to the July 2020 SPA transaction;

(ii)	the Company had no obligation to allow the Investor to review and approve certain 8-K’s and 10-Q’s concerning the July 2020 SPA transaction and the purported failure to allow the Investor to review and approve such filings was not a breach of the Prior SPAs between the Company and Investor;

(iii)	the Company’s obligations under the parties’ prior debenture and note (the “Debenture” and “Note”) were discharged when the Investor fully converted those instruments on or before June 30, 2020;

(iv)	the subsequent delivery notices sent by the Investor were void ab initio and the Company no longer has any obligations under the Debenture and Note; and

(v)	the Investor’s claim for liquidated damages arising from the Company’s alleged failure to deliver conversion shares under the Debenture and Note was denied on the grounds that (1) the Investor’s right to issue delivery notices had expired, and the Company’s obligations under the Debenture and Note had been discharged prior to June 30, 2020, and (2) all the Investor’s delivery notices rely at least in part on the Company’s alleged breach of the Prior SPAs’ publicity clause with respect to securities filings relating to the July 2020 SPA transaction, a claim to which the Arbitrator ruled in the Company’s favor.

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In so holding, the Arbitrator also denied, as a matter of law, the Investor’s claims for breach of contract (Counts 1 and 2) and its claim seeking specific performance of delivering additional shares (Count 4).

Certain claims remain for trial in the Arbitration and the ultimate outcome of this matter cannot be determined with certainty. As it has stated previously, the Company believes that claims raised by the Investor in and related to the Arbitration are without merit, and the Company intends to continue to both defend itself vigorously and to vigorously prosecute its counterclaims.

It is possible that actions related to this dispute with the Investor may yet be filed in the same or other forums. The Company does not intend to file further Current Reports on Form 8-K describing the additional lawsuits, or provide updates, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Dated: May 5, 2021	By:	/s/ Zachary K. Bradford
Zachary K. Bradford
Chief Executive Officer and President

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